UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 2, 2011
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34196 (Commission File Number)	56-2408571 (IRS Employer Identification No.)

4400 Carillon Point, Kirkland, WA (Address of principal executive offices)	98033 (Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On February 2, 2011, Clearwire Corporation (the “Company”) stockholders, took action by written consent (the “Written Consent”) to approve amendments to the Company’s equity compensation plans to permit an option exchange. As of the record date of the Written Consent, the Company had 244,028,133 shares of Class A Common Stock outstanding and entitled to vote and 743,481,026 shares of Class B Common Stock outstanding and entitled to vote. Each share of Class A Common Stock and each share of Class B Common Stock is entitled to one vote, and the holders of Class A Common Stock and Class B Common Stock vote together as a single class. The Written Consent was executed by the holders of 534,452,860 shares of Class B Common Stock, representing a majority of the combined voting power of the Company’s outstanding Class A Common Stock and Class B Common Stock, which is sufficient to approve the actions contemplated by the Written Consent.
     In connection with the Written Consent, the Company will file an Information Statement (the “Information Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation 14C, and will provide the Information Statement to all stockholders who did not execute the written consent. The Company intends to file the Information Statement as soon as certain information required to be included the Information Statement is available, which is expected to be in late March 2011, although this date is subject to change.

Item 8.01	Other Events.
     On February 7, 2011, the Company announced to its employees that it intends to offer a voluntary one-time exchange of certain underwater employee stock options for new restricted stock units (the “Option for RSU Exchange Program”) to give eligible employees an opportunity to exchange certain underwater stock options for new restricted stock units (“RSUs”). The number of new RSUs will be determined using exchange ratios designed to result in the new RSUs having a fair value for accounting purposes comparable to the stock options that are exchanged.
     The proposed Option for RSU Exchange Program is intended to enhance the Company’s retention efforts and give many of its employees the opportunity to exchange certain options and realign portions of their equity compensation with current market conditions. At the same time, the program is designed to be a value-for-value exchange that is expense-neutral, which means the Company can restore the original intent of the stock options without incurring unnecessary accounting charges.
     The proposed Option for RSU Exchange Program, which would apply to about 550 Company employees, has been approved by the Board of Directors and the Compensation Committee of the Board, subject to the final approval of the Company’s Chief Executive Officer, and stockholders representing a majority of the combined voting power of our outstanding shares have approved amendments to our existing equity plans to permit an exchange offer.
     The program is not open to Board members, the Chief Executive Officer of the Company, or employees who are no longer actively working at the Company.
     Attached as exhibits hereto are an email communication and a related FAQ (the “Employee Communications”) regarding the proposed Option for RSU Exchange Program that were sent to eligible employees on February 7, 2011. The Employee Communications do not constitute an offer to holders of the Company’s outstanding stock options to exchange those options for RSUs.
     To implement the one-time voluntary exchange offer, SEC rules require the Company to file a tender offer statement and related documents. The Company intends to file the tender offer documents at or shortly after the time the Information Statement referred to in Item 5.07 is filed.
     The proposed Option for RSU Exchange Program that is referred to herein and in the Employee Communications has not yet commenced, and the Company may still decide not to implement the program. The Company will file a Tender Offer Statement on Schedule TO with the SEC upon the commencement of the program. Eligible participants in the program should read the Tender Offer Statement on Schedule TO, including the offer to exchange and other related materials, when those materials become available because they will contain important information about the program. The Company’s stockholders and option holders will be able to obtain these written materials and other documents filed by the Company with the SEC free of charge from the SEC’s Web site at www.sec.gov. In addition, stockholders and option holders may obtain free copies of the documents filed by Clearwire with the SEC on Clearwire’s website at the “SEC Filings” tab on the “Investor Relations” page at www.clearwire.com.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Email to eligible employees, dated February 7, 2011

99.2	FAQ for eligible employees, dated February 7, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: February 7, 2011	By:	/s/ Broady R. Hodder
Broady R. Hodder
Senior Vice President and General Counsel